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                                   EXHIBIT 23
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                     BKD LLP

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 333-03305, 333-03317, 333-125635 and
333-55680) of our report dated February 15, 2008, on the consolidated financial statements of United Bancorp, Inc., as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007, which report is included in the Definitive Proxy Statement for the 2008 Annual Meeting of Shareholders of United Bancorp, Inc. and incorporated by reference into the Form 10-K of United Bancorp, Inc. and of our report dated February 15, 2008, on the effectiveness of internal control over financial reporting of United Bancorp, Inc. as of December 31, 2007, which is included in the Form 10-K of United Bancorp, Inc.

BKD LLP

Indianapolis, Indiana
February 19, 2008


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